Exhibit (99.1)


         Written Statement of the President and Chief Executive Officer
                          Pursuant to 18 U.S.C. s.1350


Solely for the purposes of complying with 18 U.S.C. s.1350, I, the undersigned President and Chief Executive Officer of Banta Corporation (the "Corporation"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Corporation for the year ended December 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



                                       /s/ Stephanie A. Streeter
                                       -----------------------------------------
                                       Stephanie A. Streeter
                                       President and Chief Executive Officer

                                       March 27, 2003
                                       -----------------------------------------
                                       Date